CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Reports to Shareholders of Columbia Young Investor Fund, Columbia Asset Allocation Fund, Columbia Dividend Income Fund, Columbia Common Stock Fund (formerly named Columbia Large Cap Core Fund), Columbia Growth Stock Fund, Columbia Large Cap Growth Fund, Columbia Disciplined Value Fund, Columbia Small Cap Core Fund (formerly named Columbia Small Cap Fund) and Columbia Small Company Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Registered Public Accounting Firm", in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
January 27, 2006